EXHIBIT 21.1

                           SUBSIDIARIES OF LION, Inc.

The following is a list of subsidiaries of LION, Inc. as of December 31, 2005.

NAME                                                 WHERE INCORPORATED
----                                                 ------------------

Tuttle Risk Management Services LLC                      Washington


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